UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2005

VIASYS HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, Pennsylvania		19428
(Address of Principal Executive Offices)		(Zip Code)

(610) 862-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On May 3, 2005, VIASYS Healthcare Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) relating to a five-year $150 million Senior Unsecured Revolving Credit Facility (the “Facility”) with KeyBank National Association (“KeyBank”), as co-lead arranger, sole book runner, swing line lender and administrative agent, JP Morgan Chase Bank, N.A., as co-lead arranger and syndication agent, Fifth Third Bank, as documentation agent, and certain other banks (collectively, the “Lenders”).

The Facility can be used by the Company for general corporate purposes including acquisitions, capital expenditures, working capital and other purposes.  The Facility has separate $20 million sublimits for the issuance of standby and commercial letters of credit and for swing line loans. At the request of the Company, the aggregate maximum principal amount available under the Facility may be increased to $200 million.  The Lenders, however, are not obligated to participate in the increased portion of the Facility.

The Credit Agreement contains standard affirmative and negative covenants regarding the Company and its subsidiaries.  Among other requirements, the Company is required to:

•      limit its leverage ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) to three;

•      maintain an interest coverage ratio of EBITDA to interest expense of four;

•      limit capital expenditures to the greater of $30 million or five percent of consolidated net assets; and

•      maintain a minimum stockholders’ equity balance.

Upon the occurrence of an event of default under the Credit Agreement, the Lenders could elect to declare all amounts outstanding under the Facility to be immediately due and payable.

The Company believes that the provisions of the Credit Agreement will be sufficient to meet its financial needs and, as of May 3, 2005, it was in compliance with all of the covenants in the Credit Agreement.

In addition to certain initial fees payable to the Lenders, the Company is obligated to pay a facility fee based on the total revolving commitment.  At the option of the Company, loans under the Facility (other than swing line loans) bear interest at either a variable rate based on LIBOR plus an applicable margin that varies depending on the Company’s leverage ratio or an alternative variable rate.  The alternative variable rate is the greater of KeyBank’s prime rate or the federal funds effective rate increased by ½ of 1 percent.  Swing line loans bear interest at a rate determined by the swing line lender.  As of May 3, 2005, there were no borrowings outstanding under the Facility and outstanding letters of credit were less than $2 million.

The description above is a summary and is qualified in its entirety by the Credit Agreement.

The Company maintains ordinary banking and investment banking relationships with various banks that are parties to the Credit Agreement and their affiliates.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description
99.1

Credit Agreement, dated as of May 3, 2005, among the Company, KeyBank National Association, as co-lead arranger, sole book runner, swing line lender and administrative agent, JP Morgan Chase Bank, N.A., as co-lead arranger and syndication agent, Fifth Third Bank, as documentation agent, and certain other bank parties therein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes a forward-looking statement within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the Company’s belief that the provisions of the Credit Agreement will be sufficient to meet the Company’s financial needs.  This forward-looking statement is based on the Company’s current expectations and involves inherent risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations, including changes to the Company’s operating performance, the timing and size of future acquisitions and certain other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, which is on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)
Date: May 6, 2005

	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Senior Vice President, Chief Financial
Officer, Director of Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
99.1

Credit Agreement, dated as of May 3, 2005, among the Company, KeyBank National Association, as co-lead arranger, sole book runner, swing line lender and administrative agent, JP Morgan Chase Bank, N.A., as co-lead arranger and syndication agent, Fifth Third Bank, as documentation agent, and certain other bank parties therein.